Exhibit 10.1

VOTING AGREEMENT dated as of July 9, 2017 (this “Agreement”), among CINCINNATI BELL INC., an Ohio corporation (“Parent”), and each of THE PARTIES LISTED ON THE SIGNATURE PAGES HERETO (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS Parent, Twin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Hawaiian Telcom Holdco, Inc., a Delaware corporation (the “Company”), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS each Stockholder is, as of the date of this Agreement, the record or beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A; and

WHEREAS as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Stockholders enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

SECTION 1.  Representations and Warranties of Each Stockholder.  Each Stockholder severally hereby represents and warrants to Parent as follows:

(a)  Organization; Authority; Execution and Delivery; Enforceability.  If such Stockholder is not a natural person, (i) such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), (ii) the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement and the compliance by such Stockholder with the provisions of this Agreement have been duly authorized by all necessary action on the part of such Stockholder and its governing body, members, stockholders and trustees, as applicable, and (iii) no other proceedings on the part of such Stockholder (or such Stockholder’s governing body, members, stockholders or trustees, as applicable) are necessary to authorize this Agreement, to consummate the transactions contemplated by this Agreement or to comply with the provisions of this Agreement.  Such Stockholder has all requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement (and each person (used herein as defined in the Merger Agreement) executing this Agreement on behalf of such Stockholder that is not a natural person has full power, authority and capacity to execute and deliver this Agreement on behalf of such Stockholder and to thereby bind such Stockholder), to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement.  This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity.  If such Stockholder is a natural person, such Stockholder is married and the Subject Shares of such Stockholder constitute community property or if spousal or other approval is required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms.

(b)  No Conflicts; Consents.  The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by such Stockholder with the terms of this Agreement will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancelation or acceleration of any material obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of Subject Shares under, (i) if such Stockholder is not a natural person, any provision of any certificate of incorporation, bylaws or trust (or similar organizational documents) of such Stockholder, (ii) any Contract to or by which such Stockholder is a party or to or by which such Stockholder’s properties or assets (including such Stockholder’s Subject Shares) are bound or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to such Stockholder or to such Stockholder’s properties or assets (including such Stockholder’s Subject Shares) other than, in the case of clauses (ii) and (iii) of this paragraph, any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, rights, losses, or Liens that individually or in the aggregate would not reasonably be expected to (x) impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.  No consent, approval, order or authorization of, registration, declaration or filing with, or notice to any Governmental Entity (“Consent”) is required to be made by such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement, except for (1) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any filing required under Section 13 or Section 16 under the Exchange Act), (2) filings or Consents contemplated by the Merger Agreement, (3) those Consents which have already been obtained or made and (4) any Consents that, if not obtained, made or given, individually or in the aggregate, would not reasonably be expected to (x) impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.

(c)  Ownership.   Such Stockholder is the beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedules A and B, and such shares constitute all of the shares of Company Capital Stock held of record, beneficially owned or for which voting power or disposition power is held by such Stockholder as of the date of this Agreement.  Such Stockholder has good and marketable title, free and clear of any Liens (other than any Liens applicable to shares of Company Common Stock that may exist pursuant to securities laws, under the Stockholder’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to shares of Company Common Stock held in brokerage accounts), to those shares of Company Common Stock of which such Stockholder is the record owner.  Such Stockholder does not own, of record or beneficially, (i) any shares of capital stock of the Company other than the shares of Company Common Stock set forth opposite such Stockholder’s name on Schedules A and B or (ii) any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in the Company.  Such Stockholder has the right to vote and Transfer such Stockholder’s shares of Company Common Stock, and, subject to applicable securities laws and the terms of this Agreement, none of such Stockholder’s shares of Company Common Stock are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Stockholder’s shares of Company Common Stock that would reasonably be expected to (x) impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.

(d)  Information.  None of the information relating to such Stockholder provided by or on behalf of such Stockholder in writing for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 2.  Representations and Warranties of Parent.  Parent hereby represents and warrants to each Stockholder as follows:

(a)  Organization; Authority; Execution and Delivery; Enforceability.  Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept).  The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement and the compliance by Parent with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and its governing body or stockholders, as applicable, and no other corporate proceedings on the part of Parent (or its governing body or stockholders, as applicable) are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the transactions contemplated by this Agreement.  Parent has all requisite corporate power and authority to execute and deliver this Agreement (and each person (used herein as defined in the Merger Agreement) executing this Agreement on behalf of Parent has full power, authority and capacity to execute and deliver this Agreement on behalf of Parent and to thereby bind Parent), to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement.  This Agreement has been duly executed and delivered by Parent and, assuming due authorization (in the case of each Stockholder that is not a natural person), execution and delivery by each Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity.

(b)  No Conflicts; Consents.  The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance by Parent with the terms of this Agreement will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancelation or acceleration of any material obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or bylaws of Parent, (ii) any Contract or Permit to which or by which Parent is a party or bound or to or by which any of the properties or assets of Parent is subject or bound or otherwise under which Parent has rights or benefits or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to Parent or its properties or assets other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, Liens, rights or entitlements that individually or in the aggregate could not reasonably be expected to (x) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.  No Consent is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, other than as contemplated by the Merger Agreement.

SECTION 3.  Covenants of Each Stockholder.  Each Stockholder severally covenants and agrees, during the term of this Agreement, as follows:

(a)  At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any postponement or adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall (i) appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of such Stockholder’s Subject Shares in favor of, and shall consent to (or cause to be consented to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement; provided, that in each case, the Merger Agreement shall not have been amended or modified without such Stockholder’s consent (1) to decrease the Merger Consideration, (2) to change the form of Merger Consideration or (3) otherwise in a manner adverse to such Stockholder.  Such Stockholder shall be free to vote (or cause to be voted) all of its remaining shares of Company Common Stock in excess of the Subject Shares as it determines in its sole discretion.

(b)  At any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval is sought, such Stockholder shall vote (or cause to be voted) all of such Stockholder’s Subject Shares against, and shall not (and shall not commit or agree to) consent to (or cause to be consented to), any of the following: (i) any Company Takeover Proposal or any Acquisition Agreement constituting or relating to any Company Takeover Proposal or (ii) any amendment of the Company Charter or the Company Bylaws (other than pursuant to and as permitted by the Merger Agreement) or any other proposal, action, agreement or transaction which, in the case of this clause (ii), would (A) result in a breach of any covenant, agreement, obligation, representation or warranty of the Company contained in the Merger Agreement or of the Stockholders contained in this Agreement, (B) prevent, impede, interfere or be inconsistent with, delay, discourage or adversely affect the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement or by this Agreement, or (C) change in any manner the voting rights of the Company Common Stock (the matters described in clauses (i) and (ii), collectively, the “Vote-Down Matters”); provided, that in each case, the Merger Agreement shall not have been amended or modified without such Stockholder’s consent (1) to decrease the Merger Consideration, (2) to change the form of Merger Consideration or (3) otherwise in a manner adverse to such Stockholder.

(c)  With respect to the Stockholders, “Subject Shares” shall mean, as of any date of determination, a number of shares of Company Common Stock in the aggregate equal to the lesser of (i) 25% of the total number of outstanding shares of Company Common Stock as of such date and (ii) the number of shares of Company Common Stock held by the Stockholders as of such date.

(d)  Such Stockholder shall not, directly or indirectly, (i) sell, transfer, pledge, exchange, assign, tender or otherwise dispose of (including by gift, merger or otherwise by operation of law) (collectively, “Transfer”), any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of the Company, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit-sharing or other derivative arrangement) of any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of the Company, to any person other than pursuant to this Agreement or the Merger Agreement, unless prior to any such Transfer the transferee of such Stockholder’s Subject Shares is a party to this Agreement, enters into a stockholder agreement with Parent on terms substantially identical to the terms of this Agreement or agrees to become a party to this Agreement pursuant to a customary joinder agreement reasonably satisfactory to Parent, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any Subject Shares or rights to acquire any securities or equity interests of the Company, other than this Agreement or (iii) commit or agree to the foregoing in clauses (i) and (ii). At the request of Parent, each certificate or other instrument representing any Subject Shares shall bear a legend that such Subject Shares are subject to the provisions of this Agreement, including this Section 3(d). Notwithstanding the foregoing, such Stockholder will be permitted to engage in hedging transactions so long as such Stockholder retains sole voting power with respect to the Subject Shares.

(e)  (i)  Such Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by, or the terms of, this Agreement.  Such Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving and declaring advisable the Merger.  Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have with respect to the Subject Shares and agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Sub, the Company or any of their respective successors (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of any person in connection with the negotiation and entry into the Merger Agreement.

(ii)  Such Stockholder shall not, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or by this Agreement without the prior written consent of Parent, except as may be required by applicable Law or court process provided, that the foregoing shall not apply to any disclosure required to be made by such Stockholder to the SEC or other Governmental Entity, including any amendment of any Schedule 13D, so long as such disclosure is consistent with the terms of this Agreement and the Merger Agreement and the public statements made by the Company and Parent pursuant to the terms of the Merger Agreement.

(f)  Such Stockholder hereby agrees that, in the event (i) of any stock or extraordinary dividend or other distribution, stock split, reverse stock split, recapitalization, reclassification, reorganization, combination or other like change, of or affecting the Company Common Stock or (ii) that such Stockholder purchases or otherwise acquires beneficial ownership of or an interest in, or acquires the right to vote or share in the voting of, any shares of capital stock of the Company, in each case after the execution of this Agreement (including by conversion, exercise, operation of law or otherwise) (collectively, the “New Shares”), such Stockholder shall deliver promptly (and in any event within 48 hours of such acquisition by such Stockholder) to Parent written notice of its acquisition or receipt of New Shares which notice shall state the number of New Shares so acquired or received.  Such Stockholder agrees that any New Shares acquired or received by such Stockholder pursuant to clause (i) or (ii) of this paragraph shall, subject to Section 3(c), be deemed to be Subject Shares.

(g)  Disclosure.  Such Stockholder hereby authorizes the Company and Parent to publish and disclose in any press release or public announcement or in any disclosure required by the SEC and in the Form S-4 and Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Subject Shares and the nature of such Stockholder’s obligations under this Agreement.

SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy.  (a)  Each Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, such Stockholder’s proxy and attorney‑in‑fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder’s Subject Shares at any meeting of stockholders of the Company or any adjournment or postponement thereof, or grant a consent or approval in respect of such Stockholder’s Subject Shares, in a manner consistent with the provisions of Section 3(a)-(b); provided, that with respect to any Subject Shares that are Transferred pursuant to Section 3(d), the proxy granted in this Section 4 shall terminate upon the consummation of such permitted Transfer.  The proxy granted in this Section 4 shall expire upon the termination of this Agreement.

(b)  Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

(c)  Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement.  Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.  Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

SECTION 5.  Further Assurances.  Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 4 of this Agreement.

SECTION 6.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may in its sole discretion assign all of its rights, interests or obligations under this Agreement to any direct or indirect wholly owned Subsidiary, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Subject to the preceding sentences of this Section 6, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Section 6 shall be void.

SECTION 7.  Termination.  This Agreement shall terminate upon the earlier of (i) the conclusion of the Company Stockholders Meeting at which the vote contemplated in Section 3(a) of this Agreement has occurred and the Subject Shares have been voted as specified therein, (ii) the date of any amendment, waiver or modification of Merger Agreement without the Stockholder’s prior written consent that has the effect of (1) decreasing the Merger Consideration, (2) changing the form of Merger Consideration, in each case, payable to the stockholders of the Company pursuant to the Merger Agreement in effect on the date of this Agreement or (3) otherwise affecting such Stockholder in an adverse manner and (iii) the termination of the Merger Agreement in accordance with its terms; provided, that Section 8 of this Agreement shall survive and instead shall expire upon the expiration of all rights of Parent thereunder.

SECTION 8.  General Provisions.  (a)  Amendments.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b)  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Stockholder, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

(c)  Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director (including “director by deputization”), officer or employee of the Company, if applicable. Nothing herein shall be construed to limit or affect any actions or inactions by such Stockholder or any representative of Stockholder, as applicable, serving as a director of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director of the Company or any Subsidiary of the Company.

(d)  Notices.  All notices, requests or other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by Federal Express, UPS, DHL or similar courier service (providing proof of delivery), to Parent in accordance with Section 9.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A (or at such other address for a party as shall be specified by notice given in accordance with this Section 8(d)). All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(e)  Interpretation.  When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” when used in this Agreement shall refer to the date of this Agreement.  The terms “or”, “any” and “either” are not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors and assigns.

(f)  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

(g)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties hereto and their respective successors and assigns any rights (legal, equitable or otherwise, except the rights conferred upon those persons specified as proxies in Section 4) or remedies, whether as third party beneficiaries or otherwise.

(h)  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

(i)  Severability.  If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

(j)  Consent to Jurisdiction; Service of Process; Venue.  All Actions arising out of or relating to this Agreement or any other transaction contemplated hereby shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) (such courts, the “Delaware Courts”).  The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of the Delaware Courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action brought in the Delaware Courts, (iii) agree to not contest the jurisdiction of the Delaware Courts in any such Action, by motion or otherwise and (iv) agree to not bring any Action arising out of or relating to this Agreement or any transaction contemplated hereby in any court other than the Delaware Courts, except for Actions brought to enforce the judgment of any such court.  The consents to jurisdiction and venue set forth in this Section 8(j) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.  Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by Federal Express, UPS, DHL or similar courier service to the address set forth in Section 8(d) of this Agreement.  The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(k)  Enforcement.  The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the transactions contemplated hereby.  Subject to the following sentence, the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8(j) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and the transactions contemplated hereby and without that right neither Parent nor the Stockholders would have entered into this Agreement.  The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.  The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8(k) shall not be required to provide any bond or other security in connection with any such order or injunction.

(l)  WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(L).

(m)  Expenses.  All fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such fees, costs and expenses.

[Signature page follows]

IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

Cincinnati Bell Inc.

by	/s/ Leigh R. Fox
	Name:	Leigh R. Fox
	Title:	President and Chief Executive Officer

[Signature Page to Twin Haven Voting Agreement]

STOCKHOLDERS:

TWIN HAVEN SPECIAL OPPORTUNITIES FUND III, L.P.,

by Twin Haven Special Opportunities Partners III, L.L.C., its general partner

By:	/s/ Robert Webster
	Name:	Robert Webster
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS III, L.L.C.

By:	/s/ Robert Webster
	Name:	Robert Webster
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES FUND IV, L.P.

by Twin Haven Special Opportunities Partners IV, L.L.C., its general partner

By:	/s/ Robert Webster
	Name:	Robert Webster
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS IV, L.L.C.

By:	/s/ Robert Webster
	Name:	Robert Webster
	Title:	Managing Member

TWIN HAVEN CAPITAL PARTNERS, L.L.C.

By:	/s/ Robert Webster
	Name:	Robert Webster
	Title:	Managing Member

/s/ Robert Webster
Robert Webster

/s/ Paul Mellinger
Paul Mellinger

Schedule A

Company Common Stock

Name and Address of Stockholder	Number of Subject Shares Owned Beneficially

Twin Haven Special Opportunities Fund III, L.P.	1,457,000

c/o Twin Haven Capital Partners, L.L.C. 33 Riverside Avenue, 3rd Floor Westport, Connecticut 06880 Telephone: (203) 293-1813

Twin Haven Special Opportunities Fund IV, L.P.	1,153,000

c/o Twin Haven Capital Partners, L.L.C. 33 Riverside Avenue, 3rd Floor Westport, Connecticut 06880 Telephone: (203) 293-1813

Schedule B

Name and Address of Stockholder	Number of Shares Subject to Outstanding Vested Restricted Stock Unit Awards

Robert Webster	2,599

c/o Twin Haven Capital Partners, L.L.C. 33 Riverside Avenue, 3rd Floor Westport, Connecticut 06880 Telephone: (203) 293-1813